EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS




 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-41220) of Hallmark Financial Services, Inc. of our report dated March 21, 2002 relating to the financial statements, which appears in this Form 10-K.




 PricewaterhouseCoopers LLP
 Dallas Texas
 March 28, 2002